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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 2, 2003

wwbroadcast.net Inc.
(Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

SUITE 1600, 777 DUNSMUIR STREET
P.O. BOX 10425 PACIFIC CENTRE
VANCOUVER, BRITISH COLUMBIA CANADA V7Y 1K4
 (Address of principal executive offices) (Zip code)

(604) 687-9931
 (Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On August 8th the Company completed a private placement of 2,250,000 units, at a price of US$0.20 per unit for gross proceeds of US$450,000. Each unit consists of one common share and one-half of a share purchase warrant. Each whole warrant may be exercised for a period of two years to acquire an additional common share in the capital of the Company at a price of US$0.25 in the first year and US$0.30 in the second year. The units will be subject to applicable Canadian and U.S. hold periods.

The 2,250,000 shares of common stock issued, which comprised the unit, constitutes 18% of the total outstanding shares after issuance. The units were issued to 44 persons. After the transaction was completed, no purchasers of the units owned more than 10% of the total outstanding shares of the Company.

Sales made to non-residents of the U.S. were carried out under Regulation S of the U.S. Securities Act of 1933, as amended (the "Act"). Sales made to U.S. residents were made pursuant to section 4(2) of the Act and applicable state law exemptions. The units have not been registered under the Act. The private placement has been approved from the TSX Venture Exchange. This announcement is made in accordance with TSX Policy 4.1.

The proceeds of the private placement funds will be used to assess potential opportunities in the mining sector, and for working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

wwbroadcast.net INC. (Registrant)

Date: September 2, 2003	/s/ David de Witt
David De Witt President and Director